                                                                     Exhibit 4.3

                             THIRD AMENDMENT TO THE
                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN
                 ----------------------------------------------

In the exercise of the powers and authority conferred upon and reserved to Health Care and Retirement Corporation of America under and by virtue of Section
12.02 of the HCR Stock Purchase Retirement Savings Plan, hereinafter called the "Plan", Health Care and Retirement Corporation of America hereby amends said Plan in the manner and to the extent set forth herein:

1.       Section 2.02 of the Plan is amended to read as follows:

         "MATCHED TAX SAVER OPTION (MTSO)

                  Each eligible Participant may elect to defer a percentage of the Participant's Annual Compensation, in 1% increments up to 17.6% of Annual Compensation, for each pay period that the Participant remains a Participant in accordance with procedures established by the Committee. The Participant's election shall be made at such time and in such manner as the Committee shall determine. Said election shall remain in effect until revoked or superseded by a subsequent election pursuant to procedures established by the Committee.

                  Except as provided herein, the Employer shall contribute to the Plan on behalf of the Participant the full amount of the MTSO Contributions authorized by the Participant. In no event, however, shall a Participant's MTSO Contributions to this Plan, plus any amounts deferred under any plans or arrangements that are maintained by the Company and are described in sections 401(k), 403(b) or 408(k) of the Code, for any calendar year exceed $10,000 or such other amount as may be allowable pursuant to section 402(g) of the Code. The Employer shall automatically discontinue a Participant's MTSO Contributions for the remainder of the calendar year in the event said Participant reaches the section 402(g) limitation. Further, a Participant may request a distribution of the amount of any Excess MTSO Deferrals in accordance with the provisions of Section 8.09 hereof (Distribution of Excess MTSO Deferrals).

                  It is intended that contributions made pursuant to this
         Section 2.02 shall not be considered income to the Participant for purposes of section 61 of the Code. Such contributions shall be deemed as those made by the Employer for all purposes, the limitations of Sections 2.09 and 5.02 hereof (Section 415 Limitations and Nondiscrimination Requirements for MTSO Contributions)."

2.       The last paragraph of Section 8.01 is amended to read as follows:
         "UPON RETIREMENT, DISABILITY OTHER OTHER EVENTS.

                  If the present value of the benefit otherwise payable under any provision of the Plan to a Participant or the Participant's beneficiary upon and by reason of the Participant's retirement or other termination of employment does not currently or at the time of any prior distribution exceed $5,000, such Participant's benefit shall be paid to the Participant in a lump sum, in an amount equal to such present value calculated in accordance with the provisions of Article VII and Section 8.04 hereof (Valuation of Trust Funds and Method and Medium of Payment) upon the Participant's retirement or other termination of employment.

3. The third order of withdrawal in Section 8.07 of the Plan is amended to read as follows:
         "WITHDRAWALS.

                  THIRD, if Employer contributions are not aggregated with salary deferrals to meet nondiscrimination tests pursuant to the Code, and provided that the Participant is 100% vested in the Participant's CMC Contribution Account, all or part of the balance of the Participant's pre-1992 CMC Contributions Account, including earnings and notwithstanding the foregoing all or part of the Participant's company matching contributions from a Merged Plan, including earnings."

4. Appendix A, List of Covered Employers and Employees, attached hereto, has been revised as of January 1, 1998.

5. Appendix B, Merged Plans, attached hereto, has been revised as of January 1, 1998.

6. The amendments set forth in this Third Amendment shall be subject to a written favorable determination of the Internal Revenue Service and such further amendments as shall be necessary to maintain the continued qualification of the Plan under section 401 of the Internal Revenue Code and the continued tax exempt status of the Trust under section 501 of the Internal Revenue Code. Upon receipt of such determination, such amendments shall be effective January 1, 1998 unless otherwise stated.

7.       The Plan, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, Health Care and Retirement Corporation of America has caused this Third Amendment to the HCR Stock Purchase and Retirement Savings Plan to be executed by its duly authorized officers this 30th day of March, 1998.

                                 HEALTH CARE AND RETIREMENT
                                 CORPORATION OF AMERICA


                                 By: /s/ Paul A. Ormond
                                    ----------------------
                                     President


ATTEST:

By: /s/ R. Jeffrey Bixler
   ----------------------------

                                   APPENDIX A
                                   ----------

                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

                     LIST OF COVERED EMPLOYERS AND EMPLOYEES
                     ---------------------------------------


Employer                Location/Company              Employees/Union                           Benefit Status  Date
--------                ----------------              ---------------                           --------------  ----
Health Care and         All                           Non-Union                                 #3, #6          Jan. 1, 1986
Retirement              All                           Non-Union                                 #1, #2, #5      Jan. 1, 1995
Corporation of          Heartland of Charleston (WV)  Service Employees International Union,                    Jan. 1, 1995
America                                               AFL-CIO
                        Marina View Manor             Communication Workers of America,                         Aug. 1, 1996
                        Milwaukee (WI)                AFL-CIO
                        Heartland of Holly Glen (OH)  Hospital and Nursing Home Employees                       Jul. 1, 1997
                                                      Union, Division of Hotel Employees and
                                                      Restaurant Employees Union
                        Heartland of Perrysburg (OH)  Hospital and Nursing Home Employees                       Jul. 1, 1997
                                                      Union, Division of Hotel Employees and
                                                      Restaurant Employees Union
                        Heartland of Martinsburg      Service Employees International Union,                    Oct. 1, 1997
                        (WV)                          Communication Workers of America
                        Heartland of Milwaukee (WI)   United Food & Commercial Workers Union,                   Jan. 1, 1998
                                                      Local 1444, AFL-CIO
                        Heartland Health Care         Service Employees International Union,                    Jan. 1, 1998
                        Center - Adelphia (MD)        Local 82
                        Heartland Health Care         Service Employees International Union,                    Jan. 1, 1998
                        Center - Hyattsville (MD)     Local 82
                        Heartland Health Care         International Union United Automobile                     Jan. 1, 1998
                        Center - Three Rivers (MI)    Workers Aerospace Agricultural
                                                      Implement Workers of America, Local
                                                      1996, UAW

Heartland               Toledo, OH (HRS)              Non-Union                                 #7, #8          Jan. 1, 1993
Rehabilitation          Cherry Hill, NJ (CHPT)        Non-Union                                 #7, #8          Apr. 1, 1995
Services, Inc.          Toledo, OH (Biomend)          Non-Union                                 #7, #8          Apr. 1, 1995
                        Vineland, NJ (PTPA)           Non-Union                                 #7, #8          Apr. 1, 1995
                        Perrysburg, OH (PPT)          Non-Union                                 #7, #8          Oct. 1, 1995
                        Marian, OH (R&B)              Non-Union                                 #7, #8          Feb. 1, 1995
                        Lanoka Harbor, NJ             Non-Union                                 #7, #8          Apr. 1, 1996
                        (Mid-Shore)
                        Roanoke, VA (Rehab Svcs)      Non-Union                                 #7, #8          Apr. 1, 1996
                        Newark, OH (ACC/ORS)          Non-Union                                 #7, #8          Jun. 1, 1996
                        Cincinnati, OH (HTS)          Non-Union                                 #7, #8          Jul. 1, 1996
                        Orange Park, FL (OPPT)        Non-Union                                 #7, #8          Sep. 1, 1996
                        Lexington, KY (RAC)           Non-Union                                 #7, #8          Sep. 1, 1996



                        Fernando Beach, FL (Amelia)   Non-Union                                 #7, #8          Nov. 1, 1996
                        Gainesville, FL (PTPT)        Non-Union                                 #7, #8          Nov. 1, 1996
                        Maumee, OH (Urgent Care)      Non-Union                                 #10             Nov. 1, 1996
                        Delray Beach, FL (SFP&R)      Non-Union                                 #7, #8          Dec. 1, 1996
                        Marlton, NJ (GSTA)            Non-Union                                 #7, #8          Dec. 1, 1996
                        So. Miami, FL (FSM)           Non-Union                                 #7, #8          Jan. 1, 1997
                        Jacksonville, FL (Ortho)      Non-Union                                 #7, #8          Mar. 1, 1997
                        Wytheville, VA (Blue Ridge)   Non-Union                                 #7, #8          Apr. 1, 1997



Vision                  Lima, Ohio                    Non-Union                                 #9              Aug. 1, 1995
Management              Perrysburg, OH                Non-Union                                 #9              Sep. 1, 1996
Services, Inc.          Mishawaka, IN                 Non-Union                                 #9              Feb. 1, 1997

Nuvista Refractive      Cleveland, OH                 Non-Union                                 #9              Sep. 1, 1995
Surgery & Laser
Centers, Inc.

RVA                     Toledo, OH                    Non-Union                                 #9              Oct. 1, 1995
Management
Services, Inc.

Heartland Home          All                           Non-Union                                 #16, #17        Aug. 1, 1997
Care, Inc.

Heartland Home          All                           Non-Union                                 #16, #17        Aug. 1, 1997
Health Care
Services, Inc.

Heartland               All                           Non-Union                                 #16, #17        Aug. 1, 1997
Hospices Services,
Inc.

MileStone               All                           Non-Union                                 #7, #8          Jan. 1, 1998
Healthcare, Inc.

                                   APPENDIX B
                                   ----------

                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN


                                  MERGED PLANS
                                  ------------


SPONSORING EMPLOYER                 NAME OF PLAN                                DATE MERGED
-------------------                 ------------                                -----------

Heartland Rehabilitation            Rehabilitation Administrative               August 30, 1996
Services, Inc.                      Corp., Inc. 401(k) Savings
                                    Retirement Plan

Heartland Home Care, Inc.           Heartland Home Care, Inc.                   July 31, 1997
                                    401(k) Plan

MileStone Healthcare, Inc.          MileStone Healthcare 401(k)                 December 31, 1997
                                    Profit Sharing Plan
